EXHIBIT 5.2

          CONSENT OF JOSEPH L. PITTERA, ESQ. (INCLUDED IN EXHIBIT 3.1)

                         LAW OFFICE OF JOSEPH L. PITTERA
                       2214 Torrance Boulevard, Suite 101
                           Torrance, California 90501

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TELEPHONE: (310) 328-3588                    FACSIMILE: (310) 328-3063

                                                 May 27, 2004

Eye Span Entertainment Network, Inc.
41 North Mojave Road
Las Vegas, Nevada 89101

Re: Registration Statement on Form SB-2; Eye Span Entertainment Network, Inc. (the "Company")

Gentlemen:

     This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission with respect to the registration by the Company of 698,995 shares of Common Stock, $.001 par value.

     In connection therewith, we have examined and relied upon original, certified, conformed, photostat or other copies of (i) the Articles of Incorporation and Bylaws of the Company; (ii) resolutions of the Board of Directors of the Company authorizing the offering and the issuance of the Common Stock and related matters; (iii) the Registration Statement and the exhibits thereto; and (iv) such other matters of law as we have deemed necessary for the expression of the opinion herein contained. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. As to the various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments. We have reviewed the Nevada Revised Statute with respect to requirements and corporate governance issues incumbent upon the Company.

     We are members of the Bar of the State of California and express no opinion on any law other than the laws of the

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State of  California  and the  Nevada  Revised  Statute  applicable  to  Federal
Securities laws.

     Based upon the foregoing, we are of the opinion that the Common Stock has been duly and validly authorized and is fully paid and non-assessable. We hereby consent to the filing of this opinion as an exhibit to the Registration
Statement and to use our name under the caption "Legal Matters" in the prospectus comprising part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in with the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated there-under.

                                        Sincerely,


                                        /s/Joseph L. Pittera, Esq.


                                        LAW OFFICES OF JOSEPH L. PITTERA

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